Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our reports, as set forth below, with respect to the following statements of revenue and certain expenses incorporated herein by reference in the Registration Statement on Form S-3 of National Storage Affiliates Trust and to the reference to our firm under the heading “Experts” in the prospectus:

(i) our report dated March 23, 2015 with respect to the Guardian 2015 Properties for the years ended December 31, 2014, 2013 and 2012, and the related notes to the financial statements; (ii) our report dated March 23, 2015 with respect to the All Stor Properties, for the period from the later of January 1, 2014 or All Stor's respective acquisition date through December 31, 2014, and the period from the later of March 14, 2013 or All Stor's respective acquisition dates through December 31, 2013, and the related notes to the financial statements; (iii) our report dated May 24, 2016 with respect to the Hide-Away Properties for the year ended December 31, 2015, and the related notes to the financial statements; (iv) our report dated May 24, 2016 with respect to the SecurCare Oklahoma Properties for the years ended December 31, 2015, 2014 and 2013, and the related notes to the financial statements; (v) our report dated May 24, 2016 with respect to the Fondren Self Storage Property for the year ended December 31, 2015, and the related notes to the financial statements; (vi) our report dated May 24, 2016 with respect to the Granite Clover Self Storage Properties for the year ended December 31, 2015, and the related notes to the financial statements; (vii) our report dated May 24, 2016 with respect to the Gulf Coast Properties for the year ended December 31, 2015, and the related notes to the financial statements; (viii) our report dated May 24, 2016 with respect to the Storage Central Property for the year ended December 31, 2015, and the related notes to the financial statements; (ix) our report dated August 5, 2016 with respect to the CPA 17 Portfolio for the year ended December 31, 2015, and the related notes to the financial statements; and (x) our report dated January 26, 2017 with respect to the Kayne Anderson Portfolio for the year ended December 31, 2015, and the related notes to the financial statements.

/s/ EKS&H LLLP

Denver, Colorado
March 14, 2018